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EXHIBIT 10(f)

Loan Agreement

        This Agreement between CDEX Inc (Company) and Kitty C. Philips (KCP) is for a loan of $20,000 from KCP to Company. The loan is made this date, November 14, 2001 (the loan date). CDEX agrees to repay the loan as soon as it has funds available. The loan will be repaid with simple interest of 9%. At the option of KCP, within one year from the loan date the loan can be converted to restricted common stock of Company at a rate of $0.50 per share or the lowest rate given any investors during the six months following the loan date.

Kitty C. Philips
Malcolm H. Philips, Jr. President and CEO CDEX Inc.

Loan Agreement

        This Agreement between CDEX Inc (Company) and Kitty C. Philips (KCP) is for a loan of $20,000 from KCP to Company. The loan is made this date, November 14, 2001 (the loan date). CDEX agrees to repay the loan as soon as it has funds available. The loan will be repaid with simple interest of 9%. A the option of KCP, within one year from the loan date the loan can be converted to restricted common stock of Company at a rate of $0.50 per share or the lowest rate given any investors during the six months following the loan date.

Kitty C. Philips
Malcolm H. Philips, Jr. President and CEO CDEX Inc.

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EXHIBIT 10(f) Loan Agreement
Loan Agreement